Exhibit 5.1

Suite 900 607 14th St., NW Washington DC 20005-2018 t 202 508 5800 f 202 508 5858 www.KilpatrickTownsend.com

April 23, 2013	direct dial 202 508 5825 direct fax 202 204 5600 AKaslow@KilpatrickTownsend.com

Pulaski Financial Corp.

12300 Olive Boulevard

St. Louis, Missouri 63141

Ladies and Gentlemen:

We have acted as counsel to Pulaski Financial Corp, a Missouri corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration and public offering by the Company, from time to time, pursuant to Rule 415 under the Securities Act, of up to $40,000,000 in aggregate amount of securities of the Company, consisting of the following:

(i)                                     debt securities of the Company, whether senior or subordinated, (collectively, “Debt Securities”);

(ii)                                  shares of common stock, $0.01 par value, of the Company (“Common Stock”);

(iii)                               shares of preferred stock, $0.01 par value, of the Company (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”);

(iv)                              warrants to purchase Common Stock, Preferred Stock or Depositary Shares of the Company (“Warrants”); and

(v)                                 units comprised of one or more of the securities described above in any combination (the “Units”).

The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, and Units are collectively referred to herein as the “Securities.”

The Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”) and a Subordinated Debt Indenture (the “Subordinated Indenture”), as applicable, the forms of both of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the

“Trustee”).  The Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement.

We have examined: (i) the Registration Statement; (ii) the respective forms of Indentures filed as exhibits to the Registration Statement; (iii) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof; (iv) corporate proceedings of the Company relating to the registration of the Securities and related matters; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning laws other than those of the States of Missouri and New York.  Our opinion is expressed as of the date hereof and is based on laws currently in effect.  Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future.  We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act, (ii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of an Indenture, Certificate of Designations, Deposit Agreement, Warrant Agreement, Unit Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein and (viii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that:

(1)                                 With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.

(2)                                 With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

The following provisions of the Articles of Incorporation may not be given effect by a court applying Missouri law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the shares of Common Stock:

Section 3.2(c) of Article III, which grants the Board the authority to construe and apply the provisions of that Article, and Section 3.2(a) of Article III to the extent that section obligates any person to provide the Board the information such section authorizes the Board to demand, in each case to the extent, if any, that a court applying Missouri law were to impose equitable limitations upon such authority.

(3)                                 With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of Certificate(s) of Designations relating to such Preferred Stock conforming to the Company’s Articles of Incorporation and Bylaws and the General Business and Corporation Law of Missouri and the filing of the Certificate(s) of Designations with the Missouri Secretary of State, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(4)                                 With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered, (c) the shares of Preferred Stock underlying the Depositary Shares have been duly authorized for issuance and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) depositary receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Depositary Shares, upon payment of the consideration therefor provided for therein, such Depositary Shares will constitute valid and binding obligations of the Company.

(5)                                 With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

(6)                                 With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Units, upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company.

Our opinion that any document or Security is a valid and binding obligation of the Company is subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitation of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws).

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and you will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

This opinion is rendered to you and for your benefit solely in connection with the registration of the Securities.  This opinion may not be relied on by you for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

By:	/s/ Aaron M. Kaslow
Aaron M. Kaslow, a Partner